Exhibit 99.1

For Immediate Release	Press Release

Contact:	Raiford Garrabrant
Cree, Inc.
Director, Investor Relations
Ph: 919-287-7895
Fax: 919-313-5615
Email: raiford_garrabrant@cree.com

Cree Reports Record Quarterly Revenue for the Second Quarter of Fiscal Year 2009

Q2 2009 Revenue Increased 24% year-over-year to $148 Million

DURHAM, N.C., January 20, 2009– Cree, Inc. (Nasdaq: CREE), a market leader in LED lighting, today announced revenue of $147.6 million for its second quarter of fiscal 2009, ended December 28, 2008.  This represents a 24% increase compared to revenue of $119.0 million reported for the second fiscal quarter last year and a 5% increase compared to the fiscal first quarter of 2009.  Revenue included $5.6 million in patent licensing fees which were not factored into previously announced targets.  GAAP net income for the second quarter was $10.7 million, or $0.12 per diluted share, compared to net income of $6.6 million, or $0.08 per diluted share, for the second quarter of fiscal 2008.  Net income included approximately $4.4 million, or $0.05 per diluted share, related to the patent licensing fees, as well as a franchise tax benefit, which was not factored into previously announced targets.

The remainder of this press release highlights the company’s financial results on both a GAAP and a non-GAAP basis.  The GAAP results include certain costs, charges, gains and losses which are excluded from non-GAAP results.  By publishing the non-GAAP measures, management intends to provide investors with additional information to further analyze the company's performance, core results and underlying trends.  Cree’s management evaluates results and makes operating decisions using both GAAP and non-GAAP measures included in this press release.  Non-GAAP results are not prepared in accordance with GAAP and non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP.  Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures attached to this press release.

GAAP EPS of $0.12 per diluted share for the second quarter of fiscal 2009 includes expenses totaling $7.1 million, net of tax, or $0.08 per diluted share related to amortization of acquired intangibles and stock-based compensation expense.  On a non-GAAP basis, adjusted to exclude these items, net income for the second quarter of fiscal 2009 was $17.8 million, or $0.20 per diluted share.  On a non-GAAP basis, adjusted to exclude comparable items, net income for the second quarter of fiscal 2008 was $12.2 million, or $0.14 per diluted share.

“Cree delivered excellent financial results again despite challenging economic conditions, driven by strength in LED product sales for lighting applications” stated Chuck Swoboda, Cree Chairman and CEO.  “In the third quarter of fiscal 2009, we expect that lower demand for our products in consumer, mobile and automotive applications will be partially offset by growth in

LED sales for commercial lighting applications.  As we look ahead to calendar 2009, we are targeting that LED lighting adoption will continue to gain momentum as product availability increases and recognition of the benefits grows from new installations like the Federal Reserve and the planned Pentagon renovation.”

Recent Business Highlights:

➢
Announced volume availability of the LR24, a recessed LED luminaire that offers high-quality, energy-efficient light for the largest commercial lighting market, suspended-ceiling applications traditionally addressed by linear fluorescents.  The LR24 has already been installed at the U.S. Federal Reserve in Washington, D.C., as part of their ongoing energy-efficiency program, and the Pentagon plans to install 4,200 of the luminaires as part of a major renovation currently underway.

➢
Announced the high-volume availability of XLamp XP-E LEDs with output up to 122 lumens, the highest commercially available minimum flux for a single-die LED, at 350mA, in the industry today.  The volume availability of these XLamp LEDs is aimed at further stimulating the LED lighting market, driving applications in outdoor and indoor general illumination as well as portable and retail display lighting.

➢
Achieved industry-best reported R&D results of 161 lumens per watt for a white power LED.  These results demonstrate Cree’s continued commitment to deliver industry-leading performance through a constant focus on innovation and R&D.

➢
Entered into a patent license agreement granting Mitsubishi Chemical Corporation (MCC) an exclusive license (subject to certain exceptions) to manufacture and sell freestanding GaN substrates, with Cree to receive over the life of the agreement a combination of guaranteed payments and royalties on the sale of GaN substrates.

➢
Agreed with Bridgelux, Inc. to settle the parties' patent infringement litigation and to dismiss all claims and counterclaims in the suits.  As part of the settlement, Cree granted Bridgelux a license to the Cree and Boston University patents at issue in the litigation, and Bridgelux agreed to pay a license fee and royalties.  In addition, Bridgelux and Cree have entered into a supply agreement under which Cree will become a significant supplier to Bridgelux.

➢
Welcomed Indian Wells, California, to the LED City® Program.  The city has replaced much of the lighting in City Hall, with all circular recessed lighting converted to the Cree LR6 LED light, reducing electricity consumption by 80%.  The city plans to evaluate LED lighting for other municipal lighting applications to further increase energy savings.

➢
Welcomed Notre Dame, Madison Area Technical College, and the University of California, Davis to the LED University™ Program.  Notre Dame is implementing four pilot installations to evaluate the feasibility of LED lighting across the campus, and is already realizing energy savings of 81% compared to incandescent lighting in the Hesburgh Library.

Q2 2009 Financial Metrics:

➢
GAAP gross margin was 38% of revenue compared to 35% in Q2 of fiscal 2008, and non-GAAP gross margin was 39% compared to 36% in Q2 of fiscal 2008.  Q2 gross margin included approximately 200 basis points of benefit related to the MCC and Bridgelux license agreements.

➢	Accounts receivable increased $5.1 million from Q1 of fiscal 2009 to $108.6 million, resulting in days sales outstanding of 66, the same as Q1 of fiscal 2009.

➢	Inventory decreased $0.4 million from Q1 of fiscal 2009 to $78.8 million, and represents 78 days of inventory, the same as Q1 of fiscal 2009.

➢
Cash and investments increased $26.5 million to $365.5 million, with cash flow from operations of $40.7 million and free cash flow (cash flow from operations less capital expenditures) of $23.2 million.

Business Outlook:

Current uncertainty in global economic conditions makes it particularly difficult to predict demand and makes it more likely that Cree’s actual results could differ materially from expectations.  For its third quarter of fiscal 2009 ending March 29, 2009, Cree targets revenue in a range of $128 million to $135 million with GAAP earnings of $0.02 to $0.05 per diluted share and non-GAAP earnings of $0.10 to $0.13 per diluted share, based on an estimated 89 million diluted weighted average shares.  Targeted non-GAAP earnings exclude expenses related to the amortization of acquired intangibles of $0.03 per diluted share, and stock-based compensation expense of $0.05 per diluted share.

Cree will host a conference call at 5:00 p.m. Eastern time today to review the highlights of the fiscal second quarter 2009 results and the fiscal third quarter 2009 business outlook, including significant factors and assumptions underlying the targets noted above. The conference call will be available to the public through a live audio web broadcast via the Internet. Log on to Cree’s website at www.cree.com and go to “Investor Relations — Overview” for webcast details. The call will be archived and available on the website through February 3, 2009.

Supplemental financial information, including the non-GAAP reconciliation attached to this press release, is available in the “Investor Relations” section of Cree’s website, under “Financial Metrics”, “Quarter ending December 28, 2008”, at www.cree.com.

About Cree, Inc.

Cree is leading the LED lighting revolution and setting the stage to obsolete the incandescent light bulb through the use of energy-efficient, environmentally friendly LED lighting. Cree is a market-leading innovator of lighting-class LEDs, LED lighting solutions, and semiconductor solutions for wireless and power applications.

Cree’s product families include recessed LED down lights, lighting-class power LEDs, high-brightness LEDs, blue and green LED chips, power-switching devices and radio-frequency/wireless devices. Cree solutions are driving improvements in applications such as general illumination, backlighting, electronic signs and signals, variable-speed motors, and wireless communications.

For additional product and company information, please refer to www.cree.com.

The schedules attached to this release are an integral part of the release. This press release contains forward-looking statements involving risks and uncertainties, both known and unknown, that may cause actual results to differ materially from those indicated. Actual results, including with respect to our targets and prospects, could differ materially due to a number of factors, including current uncertainty in global economic conditions that could negatively affect product demand, collectability of receivables and other related matters as consumers and businesses may defer purchases or payments, or default on payments, in response to tighter credit and negative financial news; our ability to complete development and commercialization of products under development, such as our pipeline of brighter LED chips, LED components and LED lighting retrofit solutions; our ability to lower costs; increasing price competition in key markets; the risk that, due to the complexity of our manufacturing processes and transition of production to larger wafers, we may experience production delays that preclude us from shipping sufficient quantities to meet customer orders or that result in higher production costs and lower margins; risks associated with the ramp-up of our production for our new products, as well as production at our Huizhou facility and subcontractors; risks resulting from the concentration of our business among few customers, including the risk that customers may reduce or cancel orders or fail to honor purchase commitments; the rapid development of new technology and competing products that may impair demand or render our products obsolete; the potential lack of customer acceptance for our products; risks associated with our recent acquisitions; risks associated with ongoing litigation; and other factors discussed in our filings with the Securities and Exchange Commission (SEC), including our report on Form 10-K for the fiscal year ended June 29, 2008, and subsequent reports filed with the SEC. Except as required under the U.S. federal securities laws and the rules and regulations of the SEC, Cree disclaims any obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

Cree, the Cree logo, XLamp and LED City are registered trademarks, and LED University is a trademark of Cree, Inc.

CREE, INC.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	December 28,	December 30,	December 28,	December 30,
	2008	2007	2008	2007
	(Unaudited)		(Unaudited)

Product revenue	$137,595	$111,341	$272,288	$217,304
Contract revenue	4,446	7,658	10,131	15,081
Up-front license fees	5,582	-	5,582	-
Total revenue	147,623	118,999	288,001	232,385

Cost of product revenue	86,831	71,251	173,475	143,831
Cost of contract revenue	3,790	5,952	8,161	12,018
Up-front license fees	506	-	506	-
Total cost of revenue	91,127	77,203	182,142	155,849

Gross profit	56,496	41,796	105,859	76,536
Gross margin percentage	38.3%	35.1%	36.8%	32.9%

Operating expenses:
Research and development	18,441	14,901	35,716	27,678
Sales, general and administrative	21,843	18,211	44,761	36,373
Amortization of acquisition related intangibles	4,062	4,048	8,124	8,096
Loss on disposal and impairment of long-lived assets	645	474	1,050	1,209
Total operating expenses	44,991	37,634	89,651	73,356

Operating income	11,505	4,162	16,208	3,180
Operating income percentage	7.8%	3.5%	5.6%	1.4%

Non-operating income:
Gain on sale of investments, net	53	-	65	14,117
Interest and other non-operating income, net	2,507	4,582	5,484	8,309
Income from continuing operations before income taxes	14,065	8,744	21,757	25,606

Income tax expense	3,218	2,104	4,972	6,098
Net income from continuing operations	10,847	6,640	16,785	19,508

Loss from discontinued operations, net of related tax effect	(151)	(20)	(170)	(174)
Net income	$10,696	$6,620	$16,615	$19,334

Diluted earnings per share:
Income from continuing operations	$0.12	$0.08	$0.19	$0.22
Loss from discontinued operations	$(0.00)	$(0.00)	$(0.00)	$(0.00)
Net income	$0.12	$0.08	$0.19	$0.22

Weighted average shares of common
stock outstanding, basic	88,057	85,190	87,954	84,936

Weighted average shares of common
stock outstanding, diluted	88,511	86,848	88,619	86,713

CREE, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 28,	June 29,
	2008	2008
	(Unaudited)
Assets:
Current assets:
Cash, cash equivalents and short term investments	$322,193	$312,428
Accounts receivable, net	108,552	110,376
Inventory, net	78,816	80,161
Income taxes receivable	18,064	9,825
Deferred income taxes	5,032	4,578
Prepaid expenses and other current assets	14,125	13,000
Assets of discontinued operations	2,002	2,600
Total current assets	548,784	532,968

Property and equipment, net	339,793	348,013
Long-term investments	43,325	58,604
Intangible assets, net	118,890	125,037
Goodwill	248,365	244,003
Other assets	7,342	4,782
Total assets	$1,306,499	$1,313,407

Liabilities and Shareholders' Equity:
Current liabilities:
Accounts payable, trade	$43,988	$37,402
Accrued salaries and wages	15,206	13,471
Income taxes payable	9,780	5,314
Deferred income taxes	1,178	-
Other current liabilities	4,631	7,938
Contingent payment due related to LLF acquisition	4,400	-
Contingent payment due related to COTCO acquisition	-	60,000
Liabilities of discontinued operations	480	550
Total current liabilities	79,663	124,675

Long-term liabilities:
Deferred income taxes	45,123	38,048
Other long-term liabilities	4,212	4,199
Long-term liabilities of discontinued operations	834	745
Total long-term liabilities	50,169	42,992

Shareholders' Equity:
Common stock	110	110
Additional paid-in-capital	823,762	811,015
Accumulated other comprehensive income	10,488	8,923
Retained earnings	342,307	325,692
Total shareholders' equity	1,176,667	1,145,740
Total liabilities and shareholders' equity	$1,306,499	$1,313,407

The following is a reconciliation showing how Cree, Inc.'s second quarter income statements for fiscal 2009 and 2008 would appear if they were adjusted for the items noted below.

CREE, INC.
Reconciling Items to Q2 2009 & 2008 Financial Statements - GAAP to Non-GAAP
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended				Three Months Ended
	December 28, 2008				December 30, 2007
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP

Product revenue	$137,595	$-		$137,595	$111,341	$-		$111,341
Contract revenue	4,446	-		4,446	7,658	-		7,658
Up-front license fees	5,582	-		5,582	-	-		-
Total revenue	147,623	-		147,623	118,999	-		118,999

Cost of product revenue	86,831	(883)	(a)	85,948	71,251	(726)	(a)	70,525
Cost of contract revenue	3,790	-		3,790	5,952	-		5,952
Cost of up-front license fees	506	-		506	-	-		-
Total cost of sales	91,127	(883)		90,244	77,203	(726)		76,477

Gross margin	56,496	883		57,379	41,796	726		42,522
Gross margin percentage	38.3%			38.9%	35.1%			35.7%

Operating expenses:
Research and development	18,441	(1,247)	(a)	17,194	14,901	(1,039)	(a)	13,862
Sales, general and administrative	21,843	(2,979)	(a)	18,864	18,211	(1,492)	(a), (d)	16,719
Amortization of acquisition related intangibles	4,062	(4,062)	(b)	-	4,048	(4,048)	(b)	-
Gain on disposal of assets	645	-		645	474	-		474
Total operating expenses	44,991	(8,288)		36,703	37,634	(6,579)		31,055

Operating income	11,505	9,171		20,676	4,162	7,305		11,467
Operating income percentage	7.8%			14.0%	3.5%			9.6%

Non-operating income:
Gain on investments in securities	53	-		53	-	-		-
Interest and other non-operating income, net	2,507	-		2,507	4,582	-		4,582
Income from continuing operations before income taxes	14,065	9,171		23,236	8,744	7,305		16,049

Income tax expense	3,218	2,098	(c)	5,316	2,104	1,753	(e)	3,857
Net income from continuing operations	10,847	7,073		17,920	6,640	5,552		12,192

Loss from discontinued operations, net of related tax	(151)	-		(151)	(20)	-		(20)
Net income	$10,696	$7,073		$17,769	$6,620	$5,552		$12,172

Earnings per diluted share:
From continuing operations	$0.12	$0.07		$0.20	$0.08	$0.06		$0.14
From discontinued operations	$(0.00)	$-		$(0.00)	$(0.00)	$-		$(0.00)
From net income	$0.12	$0.07		$0.20	$0.08	$0.06		$0.14

Weighted average shares of common
stock outstanding, basic	88,057	-		88,057	85,190	-		85,190

Weighted average shares of common
stock outstanding, diluted	88,511	-		88,511	86,848	-		86,848

(a) Non-cash stock-based compensation expense of $883 in costs of product revenue, $1,247 in research and development and $2,979 in sales, general and administrative for the three months ended December 28, 2008 and $726 in costs of product revenue, $1,039 in research and development and $2,174 in sales, general and administrative for the three months ended December 30, 2007.

(b) Amortization expense of $4,062 for the three months ended December 28, 2008 and $4,048 for the three months ended December 30, 2007 recognized on intangible assets resulting from acquisitions.

(c) Estimated tax effects of non-cash stock-based compensation expense and amortization related to acquisition related intangible assets based upon the Company's effective tax rate for the given period.

(d) Reversal of $682 in personal property assessment related to settling the audits of the Company's 2002 through 2007 property tax returns with the County of Durham, NC.

(e) Estimated tax effects of non-cash stock-based compensation expense, amortization related to acquisition related intangible assets and the reversal of a portion of the amount accrued related to our personal property tax assessments based upon the Company's overall consolidated effective tax rate for the given period.

The following is a reconciliation showing how Cree, Inc.'s year to date income statements for fiscal 2009 and 2008 would appear if they were adjusted for the items noted below.

CREE, INC.
Reconciling Items to Six Months Financial Statements - GAAP to Non-GAAP
(in thousands, except per share amounts)
(Unaudited)

	Six Months Ended				Six Months Ended
	December 28, 2008				December 30, 2007
	GAAP	Adjustments		As Adjusted	GAAP	Adjustments		As Adjusted

Product revenue	$272,288	$-		$272,288	$217,304	$-		$217,304
Contract revenue	10,131	-		10,131	15,081	-		15,081
Up-front license fees	5,582	-		5,582	-	-		-
Total revenue	288,001	-		288,001	232,385	-		232,385

Cost of product revenue	173,475	(2,185)	(a)	171,290	143,831	(1,640)	(a)	142,191
Cost of contract revenue	8,161	-		8,161	12,018	-		12,018
Cost of up-front license fees	506	-		506	-	-		-
Total cost of sales	182,142	(2,185)		179,957	155,849	(1,640)		154,209

Gross margin	105,859	2,185		108,044	76,536	1,640		78,176
Gross margin percentage	37%			38%	33%			34%

Operating expenses:
Research and development	35,716	(2,693)	(a)	33,023	27,678	(1,936)	(a)	25,742
Sales, general and administrative	44,761	(5,664)	(a)	39,097	36,373	(4,656)	(a), (d)	31,717
Amortization of acquisition related intangibles	8,124	(8,124)	(b)	-	8,096	(8,096)	(b)	-
Loss on disposal and impairment of long-lived assets	1,050	-		1,050	1,209	-		1,209
Total operating expenses	89,651	(16,481)		73,170	73,356	(14,688)		58,668

Operating income	16,208	18,666		34,874	3,180	16,328		19,508
Operating income percentage	5.6%			12.1%	1.4%			8.4%

Non-operating income:
Gain (loss) on investments in securities	65	-		65	14,117	(14,117)	(e)	-
Interest and other non-operating income, net	5,484	-		5,484	8,309	-		8,309
Income from continuing operations before income taxes	21,757	18,666		40,423	25,606	2,211		27,817

Income tax expense	4,972	4,338	(c)	9,310	6,098	547	(f)	6,645
Net income from continuing operations	16,785	14,328		31,113	19,508	1,664		21,172

Loss from discontinued operations, net of related tax	(170)	-		(170)	(174)	-		(174)
Net income	$16,615	$14,328		$30,943	$19,334	$1,664		$20,998

Earnings per diluted share:
From continuing operations	$0.19	$0.16		$0.35	$0.22	$0.02		$0.24
From discontinued operations	$(0.00)	$-		$(0.00)	$(0.00)	$-		$(0.01)
From net income	$0.19	$0.16		$0.35	$0.22	$0.02		$0.24

Weighted average shares of common
stock outstanding, basic	87,954	-		87,954	84,936	-		84,936

Weighted average shares of common
stock outstanding, diluted	88,619	-		88,619	86,713	-		86,713

(a) Non-cash stock-based compensation expense of $2,185 in costs of product revenue, $2,693 in research and development and $5,664 in sales, general and administrative for the six months ended December 28, 2008 and $1,640 in costs of product revenue, $1,936 in research and development and $3,068 in sales, general and administrative for the six months ended December 30, 2007.

(b) Amortization expense of $8,124 for the six months ended December 28, 2008 and $8,096 for the six months ended December 30, 2007 recognized on intangible assets resulting from prior year acquisitions.

(c) Estimated tax effects of non-cash stock-based compensation expense and amortization related to acquisition related intangible assets based upon the Company's effective tax rate for the given period.

(d) Personal property assessment of $1,048 related to finalizing the audits of the Company's 2002 through 2007 property tax returns.

(e) Gain on the sale of 500,000 shares of Color Kinetics Incorporated common stock during the six months ended December 30, 2007.

(f) Estimated tax effects of non-cash stock-based compensation expense, personal property tax assessment, amortization related to acquisition related intangible assets and gain on sale of Color Kinetics Incorporated common stock based upon the Company's overall consolidated effective tax rate for the given period.